UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 666-3751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On May 3, 2010, A. Schulman, Inc. (“A. Schulman”) filed a Form 8-K to report that, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated December 2, 2009 among A. Schulman, ICO, Inc. (“ICO”) and Wildcat Spider, LLC, a wholly owned subsidiary of A. Schulman, and which is now known as ICO — Schulman, LLC (“Merger Sub”), ICO merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of A. Schulman (the “Merger”). The Merger closed and became effective on April 30, 2010. This Form 8-K/A is being filed to provide the pro forma financial information described under Item 9.01(b) below.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(b) Pro forma financial information.
The required unaudited pro forma condensed combined financial information as of and for the six months ended February 28, 2010 and for the year ended August 31, 2009 is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.
(d) Exhibits.

Exhibit Number	Description

99.1	Unaudited pro forma condensed combined financial information as of and for the six months ended February 28, 2010 and for the year ended August 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary
Date: July 8, 2010